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Exhibit 23

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statements (Nos. 333-121942, 333-136739 and 333-138735) on Form S-3 and (Nos. 333-190309, 333-162807, 333-146459, 333-126834, 333-75728, 333-44907 and 333-30396) on Form S-8 of Iteris, Inc. of our report dated September 3, 2014, relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of Iteris, Inc. for the year ended March 31, 2014.

/s/ McGladrey LLP
Irvine, California
September 3, 2014

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  Exhibit 23